Exhibit (l)(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2 of Brookfield Mortgage Opportunity Income Fund Inc. as filed with the Securities and Exchange Commission on or about March 22, 2013.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York

March 22, 2013